Exhibit 99.2

INDEX TO FINANICAL STATEMENTS

Page
MEMORIAL PRODUCTION PARTNERS LP
Unaudited Pro Forma Condensed Combined Financial Statements
Introduction	F-2
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2012	F-3
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2012	F-4
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-5

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information reflects the historical financial statements of Memorial Production Partners LP (“Partnership”) adjusted on a pro forma basis to give effect to the March 28, 2013 acquisition of WHT Energy Partners LLC (“WHT”) from Memorial Resource Development LLC (“Memorial Resource”) and the related financing transactions.

The Partnership completed its acquisition of WHT for approximately $200.0 million in cash on March 28, 2013 with an effective date of January 1, 2013 (subject to customary post-closing adjustments) and funded this transaction with net proceeds generated from a public equity offering that closed on March 25, 2013 (including our general partner’s proportionate capital contribution) and with borrowings under its revolving credit facility (collectively, the “WHT acquisition”), consisting of the following: (i) issuance of 9,775,000 common units, including 1,275,000 common units issued pursuant to the exercise of the option granted to the underwriters to purchase additional common units, at an offering price of $18.35 per unit generating net proceeds of approximately $171.8 million after deducting underwriting discounts and other estimated offering related fees; and (ii) borrowings of $28.0 million, net of $0.8 million of deferred financing costs, under its revolving credit facility. WHT’s assets consist of certain oil and natural gas producing and non-producing properties in East Texas and North Louisiana and represent additional working interests in properties that the Partnership already owns. The WHT acquisition will be accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the net assets acquired from WHT will be recorded at historical cost. As such, financial and proved reserves related information presented in the “Partnership Historical” column in these unaudited pro forma condensed combined financial statements and notes thereto will be retrospectively revised in certain future filings with the U.S. Securities and Exchange Commission (“SEC”) to give effect to the WHT acquisition as if the Partnership owned WHT for periods after common control commenced through the acquisition date.

The unaudited pro forma condensed combined balance sheet is based on the audited December 31, 2012 Partnership balance sheet, the audited December 31, 2012 WHT balance sheet, and includes pro forma adjustments to give effect to the WHT acquisition as if that transaction occurred on December 31, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on the audited statement of operations of the Partnership for the year ended December 31, 2012, the audited statement of income of WHT for the year ended December 31, 2012, and includes pro forma adjustments to give effect to the WHT acquisition as if the transaction occurred on January 1, 2012.

The pro forma adjustments to the audited historical combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The unaudited pro forma combined financial statements of the Partnership are not necessarily indicative of the results that actually would have occurred if the Partnership had completed the WHT acquisition or the related financing transactions on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2012

	Partnership Historical	WHT Historical As Adjusted (a)	Offering Related Adjustments			Partnership Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,615	$376	$28,805	(b	)	$7,991
			179,550	(c	)
			(110,700)	(d	)
			(89,300)	(d	)
			(8,355)	(e	)
Accounts receivable:
Oil and natural gas sales	14,134	2,883	—			17,017
Joint interest owners and other	1,427	—	—			1,427
Affiliates	4,648	3,848	(31)	(f	)	8,465
Short-term derivative instruments	18,765	4,326	—			23,091
Prepaid expenses and other current assets	1,967	144	—			2,111

Total current assets	48,556	11,577	(31)			60,102
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	835,400	203,561	—			1,038,961
Other	400	1,142	—			1,542
Accumulated depreciation, depletion and impairment	(159,975)	(18,160)	—			(178,135)

Oil and natural gas properties, net	675,825	186,543	—			862,368
Long-term derivative instruments	6,924	4,600	—			11,524
Restricted investments	68,024	—	—			68,024
Other long-term assets	2,722	1,419	800	(e	)	3,522
			(1,419)	(e	)

Total assets	$802,051	$204,139	$(650)			$1,005,540

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,033	$—	$—			$1,033
Accounts payable – affiliates	1,738	—	(31)	(f	)	1,707
Revenues payable	3,108	—	—			3,108
Accrued liabilities	9,725	3,023	—			12,748
Short-term derivative instruments	1,510	1,125	—			2,635

Total current liabilities	17,114	4,148	(31)			21,231
Long-term debt	371,000	89,300	28,805	(b	)	399,805
			(89,300)	(d	)
Asset retirement obligations	75,584	2,402	—			77,986
Long-term derivative instruments	9,293	284	—			9,577
Other long-term liabilities	1,989	112	—			2,101

Total liabilities	474,980	96,246	(60,526)			510,700
Equity:
Limited partners:
Common units; 28,921,903 units outstanding (historical) and 38,696,903 outstanding (pro forma)	301,204	—	179,371	(c	)	469,138
			(97,133)	(d	)
			(8,974)	(e	)
			94,670	(g	)

Subordinated units; 5,360,912 units outstanding (historical and pro forma)	20,156	—	(13,457)	(d	)	19,814
			13,115	(g	)

General partner (34,317 units outstanding (historical) and 44,101 (pro forma)	450	—	179	(c	)	627
			(110)	(d	)
			108	(g	)

Members	—	107,893	(107,893)	(g	)	—
Noncontrolling interest	5,261	—	—			5,261

Total equity	327,071	107,893	59,876			494,840

Total liabilities and equity	$802,051	$204,139	$(650)			$1,005,540

The accompanying notes are an integral part of this unaudited pro forma financial information.

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Partnership Historical	WHT Historical As Adjusted (h)	Offering Related Adjustments		Partnership Pro Forma Combined
Revenues:
Oil & natural gas sales	$138,980	$33,283	$—		$172,263
Pipeline tariff income	1,468	—	—		1,468
Other income	223	—	—		223

Total revenues	140,671	33,283	—		173,954

Costs and expenses:
Lease operating	44,905	8,548	—		53,453
Pipeline operating	2,114	—			2,114
Exploration	452	97	—		549
Production and ad valorem taxes	7,046	2,509	—		9,555
Depreciation, depletion, and amortization	37,885	11,505	—		49,390
Impairment of proved oil and natural gas properties	—	—	—		—
General and administrative	15,569	2,450	—		18,019
Accretion of asset retirement obligations	3,577	178	—		3,755
Realized (gain) loss on commodity derivative instruments	(29,240)	(8,367)	—		(37,607)
Unrealized (gain) loss on commodity derivative instruments	16,140	4,471	—		20,611
Gain on sale of properties	(192)	(234)	—		(426)
Other, net	734	—	—		734

Total costs and expenses	98,990	21,157	—		120,147

Operating income	41,681	12,126	—		53,807
Other income (expense):
Interest expense, net	(11,339)	(3,704)	3,084	(i)	(12,876)
			(789	)(j)
			(128	)(k)
Amortization of investment premium	(194)	—	—		(194)

Total other income (expense)	(11,553)	(3,704)	2,167		(13,070)

Income (loss) before income taxes	30,148	8,422	2,167		40,737
Income tax benefit (expense)	(231)	(54)	—		(285)

Net income (loss)	29,917	8,368	2,167		$40,452
Net income (loss) attributable to noncontrolling interest	104	—	—		104

Net income (loss) attributable to partners and previous owners	$29,813	$8,368	$2,167		$40,348

Allocation of historical and pro forma net income (loss) (Note 3):
Limited partners	$121				$10,645

General partner	$—				$11

Earnings per unit:
Basic and diluted earnings per unit	$0.01				$0.33

Weighted average limited partner units outstanding:
Basic and diluted	22,880				32,655

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The Partnership completed its acquisition of WHT for approximately $200.0 million in cash on March 28, 2013 with an effective date of January 1, 2013 (subject to customary post-closing adjustments) and funded this transaction with net proceeds generated from a public equity offering that closed on March 25, 2013 (including our general partner’s proportionate capital contribution) and with borrowings under its revolving credit facility, consisting of the following: (i) issuance of 9,775,000 common units, including 1,275,000 common units issued pursuant to the exercise of the option granted to the underwriters to purchase additional common units at an offering price of $18.35 per unit generating net proceeds of approximately $171.8 million after deducting underwriting discounts and other estimated offering related fees; and (ii) borrowings of $28.0 million, net of $0.8 million of deferred financing costs under its revolving credit facility. WHT’s assets consist of certain oil and natural gas producing and non-producing properties in East Texas and North Louisiana and represent additional working interests in properties that the Partnership already owns. The WHT acquisition will be accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the net assets acquired from WHT will be recorded at historical cost. As such, financial and proved reserves related information presented in the “Partnership Historical” columns in these notes to the unaudited pro forma condensed combined financial statements will be retrospectively revised in certain future filings with the SEC to give effect to the WHT acquisition as if the Partnership owned WHT for periods after common control commenced through the acquisition date.

The unaudited pro forma condensed combined balance sheet is based on the audited December 31, 2012 Partnership balance sheet, the audited December 31, 2012 WHT balance sheet, and includes pro forma adjustments to give effect to the WHT acquisition as if that transaction occurred on December 31, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on the audited statement of operations of the Partnership for the year ended December 31, 2012, the audited statement of income of WHT for the year ended December 31, 2012, and includes pro forma adjustments to give effect to the WHT acquisition as if the transaction occurred on January 1, 2012.

The Partnership believes that the assumptions used in the preparation of these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. These unaudited pro forma condensed combined financial statements and the notes thereto should be read in conjunction with:

•	the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 10-K”); and

•	Other information that the Partnership has filed with the SEC.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)	Pro forma adjustments to conform the presentation within the WHT historical financial statements included elsewhere in this document, to our presentation.

	WHT Historical	WHT Pro Forma Adjustments	WHT Historical As Adjusted
LIABILITIES AND EQUITY
Current liabilities:
Accrued liabilities	$2,723	300	$3,023
Asset retirement obligations – current portion	300	(300)	—

(b)

Pro forma adjustment to reflect the cash proceeds related to borrowings by the Partnership of $28.0 million, which includes $0.8 million of deferred financing costs, under its revolving credit facility.

(c)

Pro forma adjustment to reflect the gross cash proceeds of approximately $179.4 from the issuance and sale of 9,775,000 common units at $18.35 per unit and $0.2 million from the contribution by our general partner to maintain its 0.1% interest.

(d)

Pro forma adjustments to record the use of the $200.0 million of net proceeds from our equity offering and borrowings under our revolving credit facility, all of which were paid to Memorial Resource as consideration for the assets acquired in the WHT acquisition, shown as follows:

(1)	To reflect the use by WHT of $89.3 million in proceeds to repay indebtedness under WHT’s existing credit facility; and

(2)	To reflect a $110.7 million cash distribution made to Memorial Resource for the remaining purchase price of the WHT acquisition.

(e)

Pro forma adjustment to reflect estimated deferred financing costs of $0.8 million related to additional borrowings under our revolving credit facility, underwriting discounts of $7.0 million, estimated offering expenses of $0.6 million and the write-off of $1.4 million of unamortized deferred financing costs upon repayment of WHT’s debt.

(f)	To remove intercompany payables and receivables.

(g)

To record the net book value of net assets transferred from WHT. Both the Partnership and WHT are under common control of Memorial Resource. As such, the WHT acquisition will be accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the net assets acquired from WHT were recorded at historical cost.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012:

(h)	Pro forma adjustments to conform the presentation within the WHT historical financial statements included elsewhere in this document, to our presentation.

	WHT Historical	WHT Pro Forma Adjustments	WHT As Adjusted
Revenues:
Oil & natural gas sales	$33,283	$—	$33,283
Pipeline tariff income	—	—	—
Other income	—	—	—

Total revenues	33,283	—	33,283

Costs and expenses:
Lease operating	8,645	(97)	8,548
Pipeline operating	—	—	—
Exploration	—	97	97
Production and ad valorem taxes	2,509	—	2,509
Depreciation, depletion, and amortization	11,683	(178)	11,505
General and administrative	2,504	(54)	2,450
Accretion of asset retirement obligations	—	178	178
Realized (gain) loss on commodity derivative instruments	—	(8,367)	(8,367)
Unrealized (gain) loss on commodity derivative instruments	—	4,471	4,471
Gain on sale of properties	—	(234)	(234)
Other, net	—	—	—

Total costs and expenses	25,341	(4,184)	21,157

Operating income	7,942	4,184	12,126
Other income (expense):
Interest expense, net	(3,084)	(620)	(3,704)
Gain on sale of properties	234	(234)	—
Gain on derivative instruments	3,276	(3,276)	—

Total other income (expense)	426	(4,130)	(3,704)

Income (loss) before income taxes	8,368	54	8,422
Income tax benefit (expense)	—	(54)	(54)

Net income (loss)	$8,368	$—	$8,368

(i)

Pro forma adjustment of $3.1 million for the year ended December 31, 2012 to reflect the reduction in historical interest expense associated with WHT’s debt that was repaid in connection with the WHT acquisition. This pro forma adjustment excludes the $0.6 million of interest expense recorded by WHT that is associated with the interest rate swaps novated to the Partnership as part of the WHT acquisition.

(j)

Pro forma adjustment to reflect the incurrence of interest expense on $28.8 million of additional borrowings under our revolving credit facility used to partially fund the WHT acquisition. For the year ended December 31, 2012, pro forma interest expense was based on a rate of 2.74%. A one-eighth percentage point change in the interest rate would change pro forma interest associated with these additional borrowings by less than $0.1 million for the year ended December 31, 2012.

(k)	Pro forma adjustment to reflect the amortization of deferred financing costs as if the borrowing costs associated with the WHT acquisition were incurred on January 1, 2012.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3. Historical and Pro Forma Net Income Per Limited Partner Unit

Our historical allocation of net income to limited partners and earnings per unit included under the “Partnership Historical” column in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 includes only the net income attributable to our limited partners and general partner. Also included in the “Net income (loss) attributable to partners and previous owners” caption on the pro forma condensed combined statements of operations for the year ended December 31, 2012 are amounts attributable to the previous owners and are not included in our historical allocation of income to the partners or historical earnings per unit.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to holders of common units, after deducting the general partner’s 0.1% interest in pro forma net income, by the number of common units and subordinated units outstanding after the public equity offering that closed on March 25, 2013. For purposes of this calculation, we assumed the aggregate weighted average number of common units outstanding were 27,294,091 for the year ended December 31, 2012 and 5,360,912 subordinated units outstanding for the same period. Basic and diluted pro forma net income per unit is equivalent as there were no dilutive units on March 25, 2013 when the public equity offering closed.

Note 4. Pro Forma Proved Reserves and Standardized Measure of Discounted Future Net Cash Flows

Estimated Quantities of Proved Oil and Natural Gas Reserves

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in the financial statement disclosures.

Proved reserves are those quantities of oil and natural gas that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will continue the project within a reasonable time.

As of December 31, 2012, approximately 97% of the proved reserves included in the “Partnership Historical” column in the table below were prepared by Netherland, Sewell & Associates Inc. (“NSAI”). All of the proved reserves related to the WHT acquisition appearing in the “WHT Historical” column were also prepared by NSAI.

The following table illustrates the Partnership’s pro forma estimated net proved reserves as of December 31, 2012. The oil price as of December 31, 2012 is based on the twelve month unweighted average of the first of month prices of the West Texas Intermediate posted price which equates to $91.22 per barrel. The oil and natural gas liquids prices were adjusted by lease for quality, transportation fees, and regional price differentials. The gas price as of December 31, 2012 is based on the twelve month unweighted average of the first of month prices of the Henry Hub spot price which equates to $2.757 per MMBtu. All prices are adjusted by lease for quality of energy content, transportation fees and regional price differentials. All prices are held constant in accordance with SEC rules.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	December 31, 2012
	Partnership Historical	WHT Historical	Partnership Pro Forma Combined
Proved developed and undeveloped reserves:
Gas (MMcf)	377,368	106,704	484,072
Oil (MBbls)	19,516	1,482	20,998
NGL(MBbls)	19,051	7,791	26,842

Total proved (MMcfe)	608,771	162,345	771,116

Total proved developed (MMcfe)	360,622	105,570	466,192

Total proved undeveloped (MMcfe)	248,149	56,775	304,924

A variety of methodologies are used to determine proved reserve estimates. The principal methodologies employed are reservoir simulation, decline curve analysis, volumetric, material balance, advance production type curve matching, petro-physics/log analysis and analogy. Some combination of these methods is used to determine reserve estimates in substantially all of our fields.

Standardized Measure of Discounted Future Net Cash Flows from Proved Reserves

The standardized measure of discounted future net cash flows presented below is computed by applying first of month average prices, year-end costs and legislated tax rates and a discount factor of 10 percent to proved reserves. We do not believe the standardized measure provides a reliable estimate of the Partnership’s expected future cash flows to be obtained from the development and production of its oil and gas properties or of the value of its proved oil and gas reserves. The standardized measure is prepared on the basis of certain prescribed assumptions including first of month average prices, which represent discrete points in time and therefore may cause significant variability in cash flows from year to year as prices change.

The December 31, 2012 pro forma standardized measure of discounted future net cash flows is as follows:

	December 31, 2012
	Partnership Historical	WHT Historical	Partnership Pro Forma Combined
Future cash inflows	$3,673,230	$762,911	$4,436,141
Future production costs	(1,294,710)	(307,255)	(1,601,965)
Future development costs	(394,131)	(71,867)	(465,998)

Future net cash flows for estimated timing of cash flows	1,984,389	383,789	2,368,178
10% annual discount for estimated timing of cash flows	(1,152,724)	(221,042)	(1,373,766)

Standardized measure of discounted future net cash flows	$831,665	$162,747	$994,412

Both the Partnership and WHT are subject to the Texas franchise tax, which has a maximum effective rate of 0.7% of gross income apportioned to Texas. Due to immateriality, the impact of this tax has been excluded from the above table.